Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of LTC Properties, Inc. (or Company) on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andre C. Dimitriadis, Chairman of the Board and Chief Executive Officer of the Company, and I, Wendy L. Simpson, President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 22, 2007	/s/ ANDRE C. DIMITRIADIS
Andre C. Dimitriadis
Chairman of the Board and
Chief Executive Officer

/s/ WENDY L. SIMPSON
Wendy L. Simpson
President, Chief Operating Officer,
Chief Financial Officer and Treasurer

The foregoing certification is being furnished (but not filed) solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002.